Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael D. Mathews, Chief Executive Officer of Customer Acquisition Network Holdings, Inc. (the “Company”) and Bruce G. Kreindel, Chief Financial Officer of the Company, certify under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2008

/s/ Michael D. Mathews	/s/ Bruce G. Kreindel
Michael D. Mathews, CEO	Bruce G. Kreindel, CFO

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.